Exhibit 99.2

PDS Biotechnology and Farmacore Biotechnology Announce Co-Development of COVID-19 Vaccine

Brazilian government to provide initial funding support to progress development of Versamune®-based vaccine to prevent COVID-19 infection

Florham Park, NJ, June 17, 2020 - PDS Biotechnology Corporation (Nasdaq: PDSB), a clinical-stage immunotherapy company developing novel cancer therapies and infectious disease vaccines based on the Company’s proprietary Versamune® T-cell activating technology, today announced a co-development agreement with Farmacore Biotechnology for Versamune®-CoV-2FC, a Versamune®-based vaccine aimed at preventing COVID-19 infection.

Under the collaboration, PDS Biotech and Farmacore will accelerate development of Versamune®-CoV-2FC into Phase 1 clinical testing in Brazil, with initial financial support provided by the Brazilian Ministry of Science, Technology, Innovation and Communication (MCTIC). Versamune®-CoV-2FC combines a Farmacore-developed recombinant SARS-CoV-2 protein with PDS Biotech’s Versamune® platform nanotechnology. The rapid advancement of this joint COVID-19 program expands upon a previously announced research and development collaboration between PDS Biotech and Farmacore to develop a Versamune®-based vaccine for tuberculosis.

“We are excited to expand our ongoing collaboration with Farmacore, which provides an opportunity to rapidly accelerate development of a novel COVID-19 vaccine into Phase 1 clinical testing in Brazil,” said Dr. Frank Bedu-Addo, Chief Executive Officer, PDS Biotech. “We believe that pairing PDS Biotech’s Versamune® T-cell activating vaccine technology with Farmacore’s recombinant SARS-CoV-2 protein will allow us to quickly assess the efficacy of Versamune®-CoV-2FC to potentially reduce the continuing spread of COVID-19 infections.”

“This is a global pandemic, which requires a global effort. In joining forces with our partner PDS Biotech, we believe we can substantially accelerate our development efforts to bring an effective COVID-19 vaccine, inducing a broader range of long-term protective immune responses, to people around the world,” said Helena Faccioli, Executive Director of Farmacore.

The companies plan to utilize multiple research and development sites in the United States and Brazil to progress preclinical and clinical development of Versamune®-CoV-2FC. Under the terms of the agreement, Farmacore retains commercialization rights in Latin America, and revenues from Latin America sales will be shared between the two companies. PDS Biotech retains the right of first refusal for commercialization outside of Latin America. PDS Biotech is in discussions with other governmental and non-governmental agencies regarding additional funding for a COVID-19 vaccine.

About PDS Biotechnology

PDS Biotech is a clinical-stage immunotherapy company with a growing pipeline of cancer immunotherapies and infectious disease vaccines based on the Company’s proprietary Versamune® T-cell activating technology platform. Versamune® effectively delivers disease-specific antigens for in vivo uptake and processing, while also activating the critical type 1 interferon immunological pathway, resulting in production of potent disease-specific killer T-cells as well as neutralizing antibodies. PDS Biotech has engineered multiple therapies, based on combinations of Versamune® and disease-specific antigens, designed to train the immune system to better recognize disease cells and effectively attack and destroy them. To learn more, please visit www.pdsbiotech.com or follow us on Twitter at @PDSBiotech.

About Farmacore

Farmacore is a biotechnology company, founded in 2005 as a startup, focusing on R&D of innovative immunobiological products for use in the human and veterinary health sectors. It is a technology-based company that conducts research and development of biotechnological products and processes for the human and veterinary sectors. It develops innovative biotechnological and immunobiological products and adds value to them in all stages of development, from project design to biomolecule production www.farmacore.com.br.

About Versamune®-CoV-2FC

Versamune®-CoV-2FC (PDS0204) is a COVID-19 vaccine candidate that combines the immune-activating Versamune® platform with a Farmacore-developed recombinant fusion protein of Severe Acute Respiratory Syndrome Coronavirus 2 (SARS-CoV-2) recognizable by our immune system (antigen).  The vaccine’s target profile is to provide rapid induction of neutralizing antibodies, as well as killer T-cells and memory T-cells against the SARS-CoV-2 virus, in patients vaccinated with PDS0204 to protect against COVID-19 and to prevent spread of the infection.

Forward Looking Statements

This communication contains forward-looking statements (including within the meaning of Section 21E of the United States Securities Exchange Act of 1934, as amended, and Section 27A of the United States Securities Act of 1933, as amended) concerning PDS Biotechnology Corporation (the “Company”) and other matters. These statements may discuss goals, intentions and expectations as to future plans, trends, events, results of operations or financial condition, or otherwise, based on current beliefs of the Company’s management, as well as assumptions made by, and information currently available to, management. Forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “may,” “will,” “should,” “would,” “expect,” “anticipate,” “plan,” “likely,” “believe,” “estimate,” “project,” “intend,” and other similar expressions among others. Statements that are not historical facts are forward-looking statements. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation: the Company’s ability to protect its intellectual property rights; the Company’s anticipated capital requirements, including the Company’s anticipated cash runway and the Company’s current expectations regarding its plans for future equity financings; the timing for the Company or its partners to initiate the planned clinical trials for its lead asset PDS0101; the future success of such trials; the successful implementation of the Company’s research and development programs and collaborations, including any collaboration studies concerning PDS0101 and the Company’s interpretation of the results and findings of such programs and collaborations and whether such results are sufficient to support the future success of the Company’s product candidates; the acceptance by the market of the Company’s product candidates, if approved; the timing of and the Company’s ability to obtain and maintain U.S. Food and Drug Administration or other regulatory authority approval of, or other action with respect to, the Company’s product candidates; and other factors, including legislative, regulatory, political and economic developments not within the Company’s control, including unforeseen circumstances or other disruptions to normal business operations arising from or related to COVID-19. The foregoing review of important factors that could cause actual events to differ from expectations should not be construed as exhaustive and should be read in conjunction with statements that are included herein and elsewhere, including the risk factors included in the Company’s annual and periodic reports filed with the SEC. The forward-looking statements are made only as of the date of this press release and, except as required by applicable law, the Company undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Media & Investor Relations Contact:

Deanne Randolph
PDS Biotech
Phone: +1 (908) 517-3613
Email: drandolph@pdsbiotech.com

Tram Bui / Alexander Lobo
The Ruth Group
Phone: +1 (646) 536-7035 / +1 (646) 536-7037
Email: tbui@theruthgroup.com / alobo@theruthgroup.com